                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): June 10, 1998

                       WALLACE COMPUTER SERVICES, INC.




         Delaware                   1-6528                        36-2515832
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                 (IRS Employer
 of incorporation)                 File Number)              Identification No.)


            2275 Cabot Drive,  Lisle, Illinois              60532
         -----------------------------------------------------------
         (Address of principle executive offices)         (Zip Code)



                                (630) 588-5000
                                --------------
             (Registrant's telephone number, including area code)

                   INFORMATION TO BE INCLUDED IN THE REPORT


Item 5 Other Events

RISK FACTORS

     The following factors should be considered carefully in evaluating an investment in debt or equity securities of the Company.

GROWTH THROUGH ACQUISITIONS

     The Company's business strategy includes growth through the acquisition of businesses complementary to the Company's business. The Company has made a number of acquisitions in the past and believes that it has been successful, and will be successful, in integrating the acquired assets and businesses into the Company's operations. There can be no assurance, however, that any acquired assets or business will be successfully integrated into the Company's operations. While the Company evaluates acquisition opportunities on an ongoing basis, it has no current commitments or agreements with respect to any material acquisitions.

COST AND AVAILABILITY OF PAPER

     The cost of paper represents a significant portion of the Company's cost of materials. Increases in paper costs could have a material adverse effect on the Company's results of operations and financial condition. The Company attempts to maintain gross profit margins when paper prices increase by passing paper price increases onto its customers. There can be no assurance, however, that the Company will be able to pass on increases in the cost of paper in the future. The Company's failure to pay on paper price increases in the future could have a material adverse effect on the Company's gross profits.

     Due to the significance of paper in the manufacture of most of the Company's products, the Company is dependent upon the availability of paper. During periods of tight paper supply, many paper producers allocate shipments of paper based on the historical purchase levels of customers. As a result of the Company's large volume paper purchases from several paper producers, the Company generally has not experienced difficulty in obtaining adequate quantities of paper, although occasionally the Company has experienced minor delays in delivery. Although management believes that the Company's large volume paper purchases and strong relationships with vendors will continue to enable the Company to receive adequate supplies of paper in the future, there can be no assurance in this regard.

COMPETITION

     The markets for the Company's products are highly competitive and relatively fragmented, with a large number of competitors. Some of the Company's competitors are larger than the Company and have greater financial, marketing and technical resources. The Company has invested significant resources in computer technology and distribution facilities in an attempt to differentiate itself from certain of its competitors. There can be no assurance that competitors will not take actions, including developing new technologies, products and services, which could adversely affect the Company's sales and operating results.

DEPENDENCE ON KEY PERSONNEL

     The Company's performance depends in large part on the continued service of its key sales and management personnel and on its ability to continue to attract, retain and motivate highly qualified personnel. Competition for such personnel is intense, and the process of locating key personnel with the combination of skills and attributes required to execute the Company's strategy is often lengthy. There can be no assurance that the Company will be able to attract or retain such personnel in the future, and the inability to do so could have a material adverse effect upon the Company's business, operating results or financial condition.

YEAR 2000

     The Company utilizes computer information systems to internally record and track information, as well as to interact with certain customers, suppliers and other organizations. Management has preliminarily assessed risks and costs related to addressing Year 2000 issues as they pertain to the Company and its information systems. Based upon this assessment, the Company does not believe that the modification of the Company's systems to address such matters will have a material impact on the Company's financial position or results of operations. However, there are certain uncertainties relating to addressing Year 2000 issues, including the impact of outside parties appropriately addressing their Year 2000 issues. Actual implementation of measures to address Year 2000 issues, and other factors, some of which may be beyond the Company's control, and all of which may cause results to be different than currently anticipated by the Company.

EFFECTIVE SUBORDINATION

     The Company operates a portion of its business through subsidiaries, including substantially all of its commercial printing operations. The $200 million of senior notes (the "Notes") that may be issued by the Company will be effectively subordinated to all existing and future indebtedness of the Company's subsidiaries. At April 30, 1998, the aggregate amount of indebtedness of Wallace's subsidiaries to which the holders of the Notes would be effectively subordinated was approximately $19.3 million. Wallace and its subsidiaries may incur additional indebtedness in the future, subject to certain limitations contained in the Company's Indenture and the Credit Agreement and certain of such indebtedness may be secured.

     Any right of Wallace to participate in any distribution of the assets of its subsidiaries upon the liquidation, reorganization or insolvency of any such subsidiary (and the consequent right of the holders of the Notes to participate in the distribution of those assets) will be subject to the prior claims of the respective subsidiary's creditors. As a result of the foregoing, holders of the Notes may recover less ratably than other creditors of Wallace's subsidiaries in the event of any liquidation, reorganization or insolvency of Wallace.

ABSENCE OF PUBLIC MARKET

     There is currently no public market for the Notes and there can be no assurance as to the liquidity of any market that may develop for the Notes, the ability of holders to sell the Notes, or the price at which holders would be able to sell the Notes. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the Notes has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the Notes, if such market develops, will not be subject to similar disruptions. After the Offering, the Underwriters intend to make a market in the Notes; however, the Underwriters are not obligated to do so and any market making may be discontinued at any time without notice.


Item 7 (b) Unaudited Pro Forma Financial Statements

Introduction to pro forma condensed consolidated financial data.

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended April 30, 1998 and the fiscal year ended July 31, 1997 present unaudited pro forma operating results for Wallace Computer Services, Inc. ("Wallace") as if the acquisition of Graphic Industries, Inc. ("Graphic") and the other transactions described in the next paragraph (the "Pro Forma Transactions") had occurred as of the beginning of the periods presented. The following Unaudited Pro Forma Condensed Consolidated Balance Sheet presents the unaudited pro forma financial condition of Wallace as if the Pro Forma Transactions had occurred as of October 31, 1997. The excess of the purchase price of Graphic over the net identifiable assets and liabilities of Graphic is reported as goodwill. The carrying values of Graphic's net assets are assumed to equal their fair values for purposes of these unaudited pro forma condensed consolidated financial statements unless indicated otherwise in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

The Pro Forma Transactions are: (i) the Wallace acquisition of Graphic, which is accounted for under the purchase method of accounting; (ii) the issuance of debt of $435 million under a new credit agreement dated as of October 31, 1997, among Wallace, certain lenders and Bank of America NT & SA, as agent for such lenders; and (iii) the pay down of Graphic's debt of $127 million.

As provided for in the agreement with Wallace, Graphic sold its Atlanta Blue Print Company subsidiary to CD Acquisition Corp., a company controlled by Carter D. Pope, President of Atlanta Blue Print Company, a Director of Graphic, and son of Mark C. Pope, III, Chairman of Graphic. As of October 31, 1997, Graphic recorded the sale of its Atlanta Blue Print Company subsidiary for $7,065,000 in cash and the related loss of $5,062,000.

The pro forma financial statements also reflect the historical amounts for certain revenues and expenses for the periods from August 1, 1996 through the respective acquisition dates for each of the following companies acquired by
Graphic: The LithoPrint Company, Harvey Press, Inc., and Bruce Offset Company, Inc. The impact of these acquisitions net of the pro forma impact of the disposition of Atlanta Blue Print Company mentioned above is shown in a separate column on the pro forma financial statements.

The unaudited pro forma condensed consolidated financial data does not reflect any synergies expected to be realized after the Graphic acquisition (because their realization cannot be assured). The accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Data describe other adjustments related to the Graphic acquisition.

THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE GRAPHIC ACQUISITION AND OTHER TRANSACTIONS DESCRIBED HEREIN BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF THE FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF THE COMPANY FOLLOWING THE GRAPHIC ACQUISITION.

The unaudited pro forma condensed consolidated financial data should be read in conjunction with each of the consolidated financial statements of Wallace and Graphic and the related notes thereto contained in (i) Wallace's Annual Report on Form 10-K for the year ended July 31,1997, (ii) Wallace's Quarterly Report on Form 10-Q for the quarters ended October 31, 1997, January 31, 1998, and April 30, 1998, (iii) Graphic's audited financial statements for the year ended January 31, 1997, which are included in Form 8-K/A filed January 16, 1998, and
(iv) Graphic's interim financial statements for the nine months ended October 31, 1997, which are included in Form 8-K/A filed January 16, 1998.

               Wallace Computer Services, Inc and Subsidiaries
                          Pro Forma Income Statement
                       For the year ended July 31, 1997
                                 (Unaudited)

(in thousands)
                                                           Pro forma          Operations  Pro forma
                                      Wallace   Graphic  Adjustments          Adjust (l)   Totals
                                      --------  -------  -----------          ----------  ---------
Net Sales                              906,290  447,647                            9,400  1,363,337

Cost and Expenses
 Cost of goods sold                    556,073  320,999          800  (j)          6,800    884,672
 Selling and admin expenses            165,918   75,575                              600    242,093
 Provision for depreciation
  and amortization                      49,205   20,103        5,400  (h)(k)         200     74,908
                                      --------  -------  -----------          ----------  ---------
Total costs and expenses               771,196  416,677        6,200               7,600  1,201,673

Interest income                         (1,876)  (3,590)                            (400)    (5,866)
Interest expense                         2,619   11,012       17,400  (i)            600     31,631
                                      --------  -------  -----------          ----------  ---------

Income before Income Taxes             134,351   23,548      (23,600)              1,600    135,899
Provision for Income Taxes (n)          53,069    9,301       (9,322)                632     53,680
                                      --------  -------  -----------          ----------  ---------

Net Income                              81,282   14,247      (14,278)                968     82,219


Net Income per share:
 Basic                                    1.88                                                 1.90
 Fully diluted                            1.86                                                 1.88

Average common
  shares outstanding                    43,322                                               43,322
Average diluted common
  shares outstanding                    43,665                                               43,665

                          Pro Forma Income Statement
                   For the nine months ended April 30, 1998
                                 (Unaudited)

(in thousands)
                                                         Three Months Ended October 31, 1997                 Six
                                              ---------------------------------------------------------     Months
                                                                        Pro forma            Operations     Ended       Pro forma
                                              Wallace       Graphic    Adjustments           Adjust (l)   4/30/98 (m)     Totals
                                             --------     ---------    -----------           ----------   -----------   ---------
Net Sales                                     246,112       123,342                            (5,900)      742,005     1,105,559

Cost and Expenses
 Cost of goods sold                           155,206        89,325          (800) (j)         (3,400)      504,575       744,906
 Selling and admin expenses                    43,243        23,878          (800) (j)         (2,000)      122,731       187,052
 Provision for depreciation
  and amortization                             13,238         6,122           800  (h)(k)        (300)       35,664        55,524
                                             --------     ---------     ---------            --------      --------       -------
Total costs and expenses                      211,687       119,325          (800)             (5,700)      662,970       987,482

Interest income                                (1,217)         (229)                                           (828)       (2,274)
Interest expense                                  918         2,939         4,300  (i)           (200)       14,898        22,855
                                             --------     ---------     ---------            --------      --------       -------

Income before Income Taxes                     34,724         1,307        (3,500)                  -        64,965        97,496
Provision for Income Taxes (n)                 13,716           516        (1,383)                  -        25,986        38,835
                                             --------     ---------     ---------            --------      --------       -------

Net Income                                     21,008           791        (2,117)                  -        38,979        58,661


Net Income per share:
 Basic                                           0.49                                                          0.90          1.36
 Fully diluted                                   0.48                                                          0.89          1.34

Average common
  shares outstanding                           43,009                                                        43,264        43,176
Average diluted common
  shares outstanding                           43,471                                                        43,759        43,647



Note: Does not include loss on sale of Atlanta Blue Print Company, a subsidiary of Graphic, in the amount of $5.062 million.














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

               Wallace Computer Services, Inc. and Subsidiaries
                           Pro Forma Balance Sheet
                               October 31, 1997
                                 (Unaudited)

(in thousands)
                                                                                       Pro forma
                                                Wallace  Graphic  Adjustments             Totals
                                               --------  -------  -----------          ---------
Assets
Current Assets
 Cash and cash equivalents                        1,725   22,518                          24,243
 Short-term investments                           1,725    3,673                           5,398
 Accounts receivable                            185,525   95,147         (200) (e)       280,472
 Less-allowance for doubtful accounts             3,880    3,433        1,400  (e)         8,713
                                               --------  -------  -----------          ---------
  Net receivables                               181,645   91,714       (1,600)           271,759
 Inventories                                     84,456   39,733       (6,400) (e)       117,789
 Prepaid taxes                                   16,648        -        7,300  (f)        23,948
 Advances and prepaid expenses                    4,364    5,339            -              9,703
                                               --------  -------  -----------          ---------
  Total current assets                          290,563  162,977         (700)           452,840

Property, plant and equipment, at cost          615,902  241,535      (96,800) (b)       760,637
Less-reserves for depreciation & amortization   316,485   96,028      (96,028) (b)       316,485
                                               --------  -------  -----------          ---------
 Net property, plant and equipment              299,417  145,507         (772)           444,152

Intangible assets arising from acquisitions      59,506   21,816      202,000  (g)       283,322
Cash surrender value of life insurance           40,938      152                          41,090
Systems development costs                        24,701                                   24,701
Other assets                                      4,655   10,663         (300) (e)        15,018
                                               --------  -------  -----------          ---------

  Total assets                                  719,780  341,115      200,228          1,261,123

Liabilities and Stockholders' Equity
Current Liabilities
 Notes payable                                   13,500   16,095                          29,595
 Current portion long-term debt                   7,100    4,936                          12,036
 Accounts payable                                33,267   21,551        5,556  (d)(e)     60,374
 Accrued salaries, wages, profit sharing
  and other                                      62,269   19,480       20,200  (e)       101,949
 Accrued income taxes                            13,300        -            -             13,300
                                               --------  -------  -----------          ---------
  Total current liabilities                     129,436   62,062       25,756            217,254
Long-term debt                                   24,500  141,520      295,400  (a)       461,420
Deferred income taxes                            32,351   17,005         (400) (f)        48,956
Deferred compensation and retirement
 benefits                                        28,401                                   28,401
Stockholders'equity
 Common stock                                    45,764    1,308       (1,308) (c)        45,764
 Additional capital                              34,860   35,252      (35,252) (c)        34,860
 Retained earnings                              505,463   84,978      (84,978) (c)       505,463
 Unrealized loss on securities                      (83)                                     (83)
 Treasury stock                                 (80,912)  (1,010)       1,010  (c)       (80,912)
                                               --------  -------  -----------          ---------
  Total stockholders' equity                    505,092  120,528     (120,528)           505,092
                                               --------  -------  -----------          ---------
  Total liabilities and stockholders' equity    719,780  341,115      200,228          1,261,123

PRO FORMA ADJUSTMENTS

a) The pro forma adjustment to indebtedness reflects borrowings of $308.3 million related to the financing of the Graphic acquisition net of conversion of indentured notes of $12.9 million to equity.

b)   Records the fair value adjustments for Graphic's fixed assets.

c)   Records the elimination of Graphic's equity accounts.

d) Records the liability of $5.5 million for legal and investment banker fees due to the acquisition.

e) Reflects the pro forma adjustment of various balances to fair market value. Includes changes in accounting policies to comply with those of Wallace. The adjustment to Accrued Salaries, Wages, Profit Sharing and other includes $6.0 million related to the adoption of Wallace's accounting methods for accrued vacation and bonus. The remaining amount includes reserves for known liabilities and contingencies based on due diligence. These known liabilities include, but are not limited to, change in control liabilities, pending litigation, environmental remediation, pending tax related matters, pending administrative claims, pension withdrawal liabilities, and qualified benefit plan related matters.

f)   Records the deferred tax impact of the fair value adjustments.

g) Reflects the pro forma purchase price allocation to goodwill for excess of purchase price over net assets and direct costs of the transaction, primarily financial advisory and legal fees; and to eliminate the goodwill of Graphic of $21.8 million as of October 31, 1997.

h) Amortization of the estimated goodwill relating to the Graphic acquisition of $223.8 million over a 40-year period ($223.8 million/40 = $5.6 million). The goodwill reflected on the Graphic balance sheet was being amortized over a 40 year period at $0.5 million per year. Accordingly, the pro forma incremental charge to goodwill is $5.1 million. The pro forma adjustment for the 3-month period ended October 31, 1997 represents one quarter of the annual goodwill amortization from the acquisition of Graphic less Graphic's goodwill amortization for the quarter ended October 31, 1997.

i) Reflects the net pro forma adjustment to interest expense. The first adjustment is to reduce the Graphic interest expense to reflect the lower Wallace borrowing rate. Graphic's borrowing rate under their revolving credit agreement is LIBOR plus 112.5 basis points, while Wallace's rate is LIBOR plus 27.5 basis points (at the date of the acquisition). Using the 6 month LIBOR rate of 5.8125%, this would amount to a reduction of interest of $1.4 million for the year ended July 31, 1997 and a reduction of $0.4 million for the quarter ended October 31, 1997. The second adjustment is to record the interest expense on the proceeds of the loan, in the amount of $308.3 million, to finance the transaction. At the current borrowing rate of 6.0875%, the incremental annual expense is $18.8 million. The impact of a 1/8% increase in the variable rate would be an additional $0.4 million annually.

j) Reverses adjustments made in the quarter ended October 31, 1997 that are either non-recurring or apply to a prior quarter. To the extent the charge applies to the fiscal year ended July 31, 1997 an adjustment is included there. These adjustments do not have a material impact on prior quarters.

k) Adjusts depreciation expense to reflect remaining lives and fair market value. The impact for the year ended July 31, 1997 is additional expense of $0.3 million, and for the quarter ended October 31, 1997 is a reduction of expense of $0.5 million.

l) Reflects the reversal of the results of operations for the Atlanta Blue Print Company, net of the results of operations for the previously acquired companies: The LithoPrint Company, Harvey Press, Inc., Bruce

    Offset Company, Inc. The amounts presented represent the historical amounts for certain revenues and expenses for the periods from August 1, 1996 through the respective acquisition dates for each company. The results for the asset purchases of Presstar Printing Corporation and Graphic Technology, Inc. are immaterial for the periods presented, and as such are not included in this adjustment.

m) Represents the six months ended April 30, 1998 operating results including Wallace and Graphic.

n) Wallace effective tax rate was 39.5% for fiscal year ended July 31, 1997 and quarter ended October 31, 1997, and 40.0% for the six months ended April 30, 1998.


DETERMINATION AND ALLOCATION OF PURCHASE PRICE

The acquisition was made through an all cash purchase of Graphic's shares at $21.75 per share. The purchase price below assumes all options are exercised and all convertible debt will be converted to stock. Effective with the consummation of the merger, each share was converted into the right to receive $21.75 in cash, without interest.

Determination of Purchase Price (in thousands):


        Market value of shares (including options and converted indenture notes)      $308,300
        Transaction costs                                                                5,500
                                                                                      --------
        Pro forma purchase price                                                      $313,800


The Graphic acquisition will be accounted for as a purchase. The preliminary allocation of the proforma purchase price by Wallace is as follows (subject to possible accrual adjustments):

Pro Forma Purchase Price Allocation (in thousands)


        Cash and short-term investments                                               $ 26,200
        Accounts receivable                                                             90,100
        Inventory                                                                       33,400
        Other assets                                                                    23,200
        Fixed Assets                                                                   144,700
        Goodwill                                                                       223,800
        Other liabilities                                                              (99,000)
        Long-term debt                                                                (128,600)
                                                                                     ---------
        Pro forma purchase price                                                      $313,800


Item 7 (c)  Exhibits.

        The exhibit accompanying this report is listed in the accompanying
        Exhibit Index.





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

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WALLACE COMPUTER SERVICES, INC.
                                      -------------------------------
                                      (Registrant)


                                      By:  /s/ Michael J. Halloran
                                          ---------------------------
                                          Michael J. Halloran
                                          Vice President and
                                          Chief Financial Officer


Dated: June 12, 1998










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





                                EXHIBIT INDEX


Exhibit No.     Document
----------      --------
   12(a)        Wallace Computer Services, Inc. Ratio of Earnings to Fixed
                Charges.






















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